UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 13, 2005

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 14, 2005, Apogee Enterprises, Inc. issued a press release announcing its financial results for the second quarter of fiscal 2006. A copy of this press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On September 13, 2005, Apogee Enterprises, Inc. announced its plan to build a new architectural glass fabrication plant in the Southwestern United States. Apogee will invest approximately $25 million in the new facility to increase Viracon’s glass fabrication capacity by approximately $40 million when the plant is at full capacity. It is expected that the new facility will be operational in approximately 18 months. A copy of this press release is furnished (not filed) as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	The following exhibits are being filed with this report:

Exhibit 99.1	Press Release issued by Apogee Enterprises, Inc. dated September 14, 2005.

Exhibit 99.2	Press Release issued by Apogee Enterprises, Inc. dated September 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Interim Chief Financial Officer

Date: September 15, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Apogee Enterprises, Inc. dated September 14, 2005.

99.2	Press Release issued by Apogee Enterprises, Inc. dated September 13, 2005.